EXHIBIT 10.01



                            ASSET PURCHASE AGREEMENT


               AGREEMENT dated as of May 14, 1996, among DUNCAN HILL COMPANY, INC., an Ohio corporation ("Buyer"), WILLIAM L. MILLER AND JEANNE MILLER, both individuals residing in Ohio (collectively referred to herein as "Buyer Shareholders"), THE NATURAL BABY COMPANY, INC., a New Jersey corporation ("Seller") and Daniel Martin and Jane Martin, both individuals residing in New Jersey (collectively referred to herein as "Shareholders").

                                    RECITALS:

               A. Seller owns and operates a catalog retail business in Trenton, New Jersey and doing business throughout the United States (the "Business").

               B. Seller desires to sell, and Buyer desires to purchase, substantially all of the operating assets used or useful in the Business, as well as the Business as a going concern.

               C. As a material inducement to Buyer to enter into this Agreement, Shareholders are each willing to enter into consulting and\or non-competition agreements with Buyer, as well as this Agreement.

               D. As a material inducement to Seller to enter into this Agreement, Buyer Shareholders are each willing to enter into this Agreement.


                                   AGREEMENT:

               In consideration of the foregoing recitals, and the mutual covenants and agreements set forth herein, the parties agree:

               1. PURCHASE AND SALE OF ASSETS.

               1.1. DESCRIPTION OF PURCHASED ASSETS. Seller shall sell, assign, transfer and deliver, and Buyer shall purchase and accept, certain operating assets used or useful in the Business, as the same exist upon Closing hereof (collectively hereinafter sometimes referred to as the "Assets"), which Assets shall include:

               (a) all of the fixed assets shown on the December 31, 1995 balance sheet of Seller previously delivered to Buyer and as listed on SCHEDULE 1.1(A) attached hereto and made part hereof (the "Purchased Fixed Assets"), subject to such changes in the Purchased Fixed Assets as shall arise in the ordinary course of business through the date of Closing;

               (b) all of Seller's inventory of products, and all supplies on hand (the "Purchased Inventories");

               (c) all customer lists, supplier lists, catalogs, price lists, marketing and promotional materials, credit files, operating data, patents, copyrights, know how, show how, trademarks, service marks and trade names (including the marks and name incorporating the phrases "Natural Baby" or "The Natural Baby Company, Inc."), trade secrets, licenses, all operating, sales, and marketing data used or useful in, or pertaining to, the Business and the Assets (the "Purchased Rights");

               (d) all rights under the contracts and other agreements, if any, set forth on SCHEDULE 4.13) attached hereto and made part hereof (the "Purchased Contracts"), as well as open purchase orders outstanding at Closing, subject to such changes in the Purchased Contracts as shall arise in the ordinary course of business through the date of Closing; ;

               (e) all accounts and notes receivable, excluding the receivables set forth on SCHEDULE 1.1(e) but subject to the agreements respecting uncollectibility set forth in Section 6.2 hereof; and

               (f) all other property and rights of every kind and nature owned or held by Seller on the date of Closing, used or useful in the Business or relating to the Assets, regardless of whether specifically referred to in this Agreement, including Seller's cash on hand, marketable securities, bank deposits, prepaid items and the like, and excepting only those assets listed on
SCHEDULE 1.1(e) attached hereto and made part hereof.

               1.2. LIMITED ASSUMPTION OF LIABILITIES. At Closing, Buyer shall assume and agrees to discharge in full when due all accounts payable of Seller incurred in the ordinary course of business prior to Closing, whether invoiced to Seller or not, and the specific liabilities of Seller shown on SCHEDULE 1.2, including (i) Seller's long term debt of $203,358.25, plus interest thereon until Closing to relatives of Shareholders; (ii) up to $50,000 of the Seller's credit line at New Jersey National Bank, both of which Buyer shall pay to Seller for payment in full contemporaneously with the Closing (as hereinafter defined), and (iii) certain leasehold obligations shown on SCHEDULE 1.2. Except for the foregoing limited liabilities expressly assumed by Buyer, all other liabilities and obligations of Seller arising out of its operation of the Business, or otherwise affecting the Assets or Business, shall remain Seller's sole responsibility and Seller hereby agrees to discharge such liabilities and obligations in full as they become due.

               1.3. NET WORTH. Seller and Shareholders hereby represent and warrant to Buyer that, as of the date of Closing hereof, the book value of the Assets transferred to Buyer, less the liabilities assumed pursuant to Section 1.2, shall be not less than $250,000.

               2. PURCHASE PRICE AND PAYMENT.

               2.1. PURCHASE PRICE. The purchase price for the Assets is $1,000,000, plus assumption of the liabilities referred to in Section 1.2 hereof in the approximate aggregate amount of $1,502,034. The purchase price shall be allocated as follows: physical assets at cost less depreciation, $60,950 to goodwill, and the balance of approximately

$505,000 to the mailing list. Adjustments to the foregoing allocations shall be made first to goodwill, then to the mailing list.

               2.2. PAYMENT. At Closing, Buyer shall deliver to Seller, by immediately payable funds payable to Seller, the purchase price. Buyer shall also deliver, by bank check or cashier's check payable to Seller and the debt holding relatives listed on Schedule 1.2, $203,358.25 plus interest through Closing to discharge Seller's debt to the latter. Buyer shall also deliver, by bank check or cashier's check payable to Seller and New Jersey National Bank, an amount of up to $50,000 of the balance due on said credit facility through Closing to discharge Seller's debt to the latter.

               2.3 ADJUSTMENTS.

        (a) In the event that Closing occurs after July 31, 1996 and before October 1, 1996, at Closing Buyer shall deliver to Seller in compliance with applicable securities laws 20,000 shares of common stock. In the event that the 20,000 shares of common stock issued to Buyer has a fair market value of less than 140% of the Delay Amount upon the earlier of (i) registration or (ii) two years from the date of this Agreement, then Buyer shall immediately issue to Buyer (or its designee) such additional shares as necessary to cause the fair market value to equal 140% of the Delay Amount. The "Delay Amount" shall be determined as follows: an additional $30,000 if Closing is after July 31, 1996 and before September 1, 1996; an additional $50,000 if Closing is after August 31, 1996 and before September 15, 1996; or an additional $70,000 if Closing is after September 15, 1996 and before October 1, 1996, (such additional amount referred to herein as the "Delay Amount"); Buyer grants to Seller or its assignee piggyback registration rights with regard to any securities issued to it under this section and shall give Seller at least 30 days advance notice of any such registration and the exact terms and conditions of such offering of securities all at the expense of Buyer. "Piggyback registration rights" granted hereunder means that Buyer shall exercise its best efforts to obtain registration of the securities issued to Seller hereunder in the event Buyer registers with the Securities and Exchange Commission any of the same class of securities for sale to the public. Buyer and Buyer Shareholders agree that in the event Buyer registers any securities for sale to the public by the Buyer shareholders, Buyer shall cause the registration of an equal number of securities to be registered for Seller.

        Therefore, if Closing is after October 1, 1996, then the Purchase Price shall be the same as if Closing occurred prior to August 1, 1996)

        (b) It is the intent of the parties to close the purchase based upon the net worth reflected in Seller's December 31, 1995 Balance Sheet. Therefore, the parties agree that the Purchase Price shall be decreased in amount equal to any decrease in the tangible net worth of the Seller between December 31, 1995 and the Closing. Further, in the event the tangible net worth of the Seller increases between December 31, 1995 and Closing the Seller shall be entitled to issue a dividend or bonus on or at Closing to its shareholders or reimbursement thereafter in accordance with the provisions herein for post Closing adjustments in an amount equal to such increase.

        (c) Buyer shall pay Seller for fifty percent (50%) of the cost basis for "Obsolete Inventory" for up to $60,000 of Obsolete Inventory and shall not pay for Obsolete Inventory above $60,000 of cost basis. Obsolete Inventory mean (i) inventory reflected on the December 31, 1995 balance sheet, other than seasonal items, which have not been included in the most recent catalog printed by Seller; or, (ii) any inventory which has (a) been discontinued by a supplier or manufacturer, (b) for which there is no ready alternative supplier and (c) there is insufficient quantity to on hand to reasonably justify inclusion in a catalog. Buyer agrees that in the event it subsequently sell any Obsolete Inventory at a price greater than its cost plus direct selling costs, Seller shall be paid an amount equal to sixty percent (60%) the amount of such excess.

        (d) Buyer shall not purchase nor pay Seller for accounts receivable in excess of one hundred twenty (120) days at Closing and the Purchase Price shall be decreased by an amount equal to the over 120 day receivables.

        (e) Buyer shall not purchase the receivables due Seller from Steve Craig or 100% Cotton Diaper Co. nor shall the Purchase Price be reduced by the amount of the foregoing receivables.

        2.4 Buyer has paid to Seller upon execution hereof the sum of Twenty Five Thousand Dollars ($25,000) as a non-refundable deposit, subject to completion of Buyer's due diligence as set forth below, which amount shall be credited against the purchase price upon Closing. Upon the failure by Buyer to Close other than in accordance with Section 3.2.3 hereof, Seller shall be entitled to retain said sum. Upon the failure by Buyer to Close other than in accordance with Article 3.2, Seller shall also be further entitled to delivery of a Promissory Note from Buyer in the amount of $87,500, in the form attached hereto as Exhibit J, guaranteed by William L. Miller due and payable on January 3, 1997. The aggregate amount of the retained deposit and the Promissory Note shall be deemed the mutually agreed upon liquidated damages to Seller resulting from Buyer's failure to Close. Buyer expressly waives any right to compel specific performance hereof or any other remedy it may have at law or equity for Buyer's failure to close. The foregoing is not intended to limit Seller's damages relating to any breach by Buyer of its warranties and representations in
Article 5 below.

        2.5 Preliminary Closing Statement.

        (a) As soon as reasonably possible after the Closing Date but in any event within sixty (60) days thereafter, Seller shall prepare and deliver to Buyer a balance sheet for Seller as of the Closing Date (the "PRELIMINARY CLOSING STATEMENT").

        (b) The Preliminary Closing Statement shall be prepared in accordance with the accounting principles applied on a basis consistent with that applied in preparing the Seller's December 31, 1995 Balance Sheet.

        (c) Buyer will make available to Seller and its representative, as reasonably requested by Seller, all books, records and other documents pertaining to the business of the Seller deemed necessary or desirable by Seller in preparing the Preliminary Closing

Statement and personnel responsible for preparing or maintaining such books, records and documents. Seller shall provide to Buyer at the Closing or as soon thereafter as is reasonably possible all appropriate books and records of the business being sold pursuant to this Agreement and the transaction contemplated hereby, to the extent such books and records are not already at the Seller's offices.

        2.6. REVIEW OF STATEMENTS. Buyer and its independent certified public accountants may review the Preliminary Closing Statement and the books of account and basis of calculation of Seller relating to the Assets and may make inquiry of the representative of Seller's accountants and Seller. The Preliminary Closing Statement shall be binding and conclusive upon, and deemed accepted by, Buyer unless Buyer shall have notified Seller in writing within thirty (30) days after receipt of the Preliminary Closing Statement of any objections thereto. Objections in the aggregate equal to or less than $3,000 shall be deemed to be DE MINIMIS and therefore waived. A notice under this
Section 2.6 shall specify in reasonable detail the items in the Preliminary Closing Statement which are being disputed, and a summary of the reasons for such dispute.

        2.7 DISPUTES; FINAL CLOSING STATEMENT. (a) At the request of either party, any dispute between the parties relating to the Preliminary Closing Statement which cannot be resolved by them within thirty (30) days after receipt of notice of any objections to such Preliminary Closing Statement pursuant to
Section 2.6 shall be referred to the Disputes Auditor for decision, which shall be final and binding on both parties. The parties agree that they will require the Disputes Auditor to render its decision with thirty (30) days after referral of the dispute to the Disputes Auditor for decision pursuant hereto.

        (b) Before referring a matter to the Disputes Auditor, the parties shall agree on procedures to be followed by the Disputes Auditor (including procedures for presentation of evidence). If the parties are unable to agree upon procedures before the end of thirty (30) days after receipt of notice of any objections pursuant to Section 2.6, the Disputes Auditor shall establish procedures giving due regard to the intention of the parties to resolve disputes as quickly, efficiently and inexpensively as possible. The Disputes Auditor's procedures may be, but need not be, those proposed by either party. The parties shall, as promptly as practicable, submit evidence in accordance with the procedures agreed upon or established by the Disputes Auditor, and the Disputes Auditor shall decide the dispute in accordance therewith as promptly as practicable. The fee of the Disputes Auditor for, and relating to, the making of any such decision shall be borne by the parties equally. Each Party shall bear its own costs and expenses incurred by it in connection with any such dispute.

        (c) The Preliminary Closing Statements shall become final and binding on both parties upon the earliest of (i) if no such notice has been given, the expiration of the period within which Buyer may notify Seller of any objections thereto pursuant to Section 2.6, (ii) agreement by Seller and Buyer that such Preliminary Closing Statement, together with any modifications thereto agreed by Seller and Buyer, shall be final and binding and (iii) the date on which the Disputes Auditor shall issue its decision with respect to any dispute relating to such Preliminary Closing Statement. The Preliminary Closing Statement, as adjusted pursuant to any agreement between the parties or pursuant to the decision of the

DISPUTES AUDITOR, WHEN FINAL AND BINDING ON BOTH PARTIES, IS HEREIN REFERRED TO AS THE "FINAL CLOSING STATEMENT".

        (d) The Disputes Auditor shall be composed of three independent certified public accountants, one selected by Seller and one selected by Buyer and the third selected by the accountants selected by the parties.

        2.8 ADJUSTMENT. Within ten business days after the Preliminary Closing Statement having become final and binding on Seller and Buyer pursuant to
Section 2.7:

        (a) If the Final Closing Statement shows a balance due Seller pursuant to Section 2.2 as adjusted in accordance with Section 2.3, then Buyer shall pay to Seller, by wire transfer in immediately available funds to the account designated by Seller, an amount equal to such excess, or

        (b) If the Final Closing Statement shows that aggregate amount paid by Buyer to Seller pursuant to Section 2.2 as adjusted in accordance with Section
2.3 exceeds the Purchase Price, Seller Shall pay to Buyer, by wire transfer in immediately available funds to the account designated by Buyer, an amount equal to such excess.

               3.   CLOSING.

               3.1. DATE AND PLACE. The consummation of the transactions contemplated herein (the "Closing") shall take place on or before January 3, 1997 in accordance with the terms of this Agreement at the offices of Seller. Closing shall not take place between October 1, 1996 and December 28, 1996. Buyer shall give Seller FIFTEEN (15) days notice of its readiness to close. Buyer shall exercise its best efforts to inform Seller of the status of its financing for the purchase during the term hereof.

               3.2  CONDITIONS TO BUYER'S OBLIGATIONS TO CLOSE.

    The obligations of the Buyer hereunder are subject to the conditions that on or before the Closing date:

    3.2.1. No fire, flood or other disaster, whether or not covered by insurance shall have occurred prior to Closing which in any manner shall have destroyed or made unusable any substantial part of the Assets to be purchased hereunder or the premises to be leased at 816 Sylvia Street, Trenton, New Jersey. "Substantial part" shall mean twenty percent (20%) or more for purposes of this paragraph.

    3.2.2. That no material litigation has been instituted or threatened affecting the Seller's ability to transfer title to the property contemplated in the within Purchase Agreement, and further that Buyer has been made aware of all pending litigation involving Seller as of this date.

    3.2.3 DUE DILIGENCE. Buyer shall have until June 14, 1996 to complete its due diligence. This Agreement is contingent upon Buyer obtaining satisfactory results from such due diligence. "Satisfactory results" shall mean that the representations and warranties of Seller set forth in Article 4.6, 4.11, 4.13, and 4.20 herein are true and correct in all material respects as of March 31, 1996. Seller shall have the right to remedy any inconsistency revealed in the due diligence process. Buyer and Seller agree to negotiate in good faith as to any matter not readily remediable by Seller. Between the date hereof and June 4, 1996 Seller shall provide Buyer, its agents, counsel, accountants and other representatives access during normal business hours to all properties, books, contracts, documents and records with respect to Seller as may be reasonably requested by Buyer. Buyer shall maintain confidentiality of information received from Seller in accordance with the previously signed confidentiality agreement between the parties and further provided that such due diligence shall not unreasonably interfere with normal operations of Seller's business.

        3.2.4 MATERIAL CHANGE. Closing of this Agreement is subject to the contingency that there shall have been no material change in the business of Seller between the date hereof and Closing. "Material change" shall mean a significant adverse event which results in a twenty percent or more decrease in Seller's 1996 revenue through the date of closing compared to the same period in 1995, the death or total disability of Jane Martin, or a decline in the net worth of Seller to an amount less than $250,000.

        3.2.5 LEGAL REVIEW. Buyer shall have until the completion of its due diligence under 3.2.3 above to obtain legal counsel licensed in the State of New Jersey to advise Buyer whether the choice of New Jersey law governing this Agreement would have unanticipated, substantive, material and adverse impact upon Buyer. In the event that Buyer's legal counsel does determine that the choice of New Jersey law governing this Agreement as opposed to Ohio law would have unanticipated, substantive, material and adverse impact upon Buyer, then Buyer may elect to terminate this Agreement. If Buyer so elects, Seller shall be entitled to retain the $25,000 deposit.

        3.3. DELIVERIES BY BUYER. Buyer shall deliver to Seller and/or Shareholders, against the deliveries specified in Section 3.4 below:

               (a)  the cash payment in accordance with Section 2.2 hereof;
               (b) Buyer shall submit to Seller in proper form all necessary Board of Directors minutes, resolutions and other necessary documents properly executed by the Board of Directors authorizing Buyer to enter into this AGREEMENT and granting authority for the proper officers to execute this agreement.

               3.4. DELIVERIES BY SELLER AND SHAREHOLDERS. Seller and Shareholders shall deliver to Buyer, against the deliveries specified in Section
3.3 above:

               (a) a general bill of sale conveying good title to the Assets, free and clear of all liens, security interests, encumbrances, and claims or rights of others;

               (b) all consents of third parties necessary to transfer the Assets, other than real property leases, to Buyer;

               (c) legal opinion of Seller's counsel (Daniel Martin), of even date herewith, addressing the matters set forth in EXHIBIT C, in form and substance satisfactory to Buyer and its counsel;

               (d) proof of payment of the $203,358.25 of long-term debt of Seller;

               (e) a certificate of the Secretary of State of New Jersey as to the good standing of Seller in New Jersey as of a date not more than 10 days prior to the date of Closing; and

               (f) The Noncompetition Agreement and Consulting Agreement provided for in Section 6.4 and the Employment Agreement with Sue Pratt.

               (g) The resolution of both the Board of Directors and the Shareholders authorizing the sale of Assets as are affected by this Agreement.

               (h) such other separate instruments of sale, assignment or transfer as Buyer and its counsel may deem necessary or appropriate in order to perfect, confirm or evidence title in Buyer to all or any part of the Assets.

               (i) detailed statements of aged receivables, aged payables and list of assets, as current as reasonably possible.

               In addition, Seller shall exercise its best efforts to obtain Assignment of the lease (with approval by the landlord) to the premises at 816 Sylvia Street, Trenton, New Jersey, where Seller maintains its principal office, a copy of which lease is attached hereto as Exhibit "F" and made a part hereof.

               4. REPRESENTATIONS AND WARRANTIES OF SELLER AND SHAREHOLDERS. Except as set forth in the Closing Exception Schedule presented by Seller at Closing or as may be readily ascertainable from Seller's financial statements presented at Closing, Seller and Shareholders hereby represent and warrant to Buyer as follows:

               4.1. ORGANIZATION AND AUTHORITY OF SELLER. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey, and has all requisite corporate power and authority to own or lease and operate its properties and to carry on the Business as now conducted.

               4.2. CORPORATE POWER OF SELLER, BINDING EFFECT ON SELLER; NO CONFLICTS. Seller has all requisite power and full legal right to enter into this Agreement with Buyer, and to perform all of its agreements and obligations hereunder in accordance with its terms. This Agreement has been duly authorized by Seller's Board of Directors and Shareholders, has been duly executed and delivered by Seller, and (assuming due execution and delivery by Buyer) constitutes the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, subject only to the effects of bankruptcy, insolvency and similar laws of general application and principles of equity. Neither the execution, delivery or performance by Seller of this Agreement will result in any violation of or default or creation of any lien under, or the acceleration or vesting or modification of any right or obligation under, or in any conflict with, the Articles of Incorporation or Code of Regulations of Seller, or of any agreement, instrument, statute, rule or regulation, or of any judgment, injunction, decree, award or order of any court or state or federal governmental or regulatory body, binding on or applicable to Seller.

               4.3. VALIDITY OF LICENSES. Seller has obtained all approvals, leases or licenses, governmental and private, necessary for the ordinary course of business as presently conducted, and the consummation of the transactions contemplated hereby will not alter or impair any such approval, lease or license, each of which is freely transferable by Seller, except for the real property leases which require landlord's approval, as disclosed herein.

               4.4. SUBSIDIARIES OF SELLER. Seller does not own or hold of record and/or beneficially any shares of any class in the capital or, or any other securities issued by, any corporation. Seller does not own any legal and/or beneficial interests in any partnerships, business trusts or joint ventures or in any other unincorporated trade or business enterprises.

               4.5. OWNERSHIP OF SELLER. The authorized capital of Seller consists of shares of common stock. All of the outstanding shares of capital stock of Seller are owned of record by the Shareholders. There are no outstanding subscriptions, options, warrants, puts, calls, agreements, understandings, conversion rights, or other commitments or rights of any type relating to the issuance, sale or transfer of Seller of any securities of Seller.

               4.6. FINANCIAL STATEMENTS. As Schedule 4.6, Seller has attached hereto copies of the following financial statements (the "FINANCIAL STATEMENTS"), each attested to by the chief financial officer of Seller: (i) the unaudited balance sheets and statements of income of Seller for the years ended December 31, 1995, 1994, 1993 and 1992 and (ii) the unaudited balance sheet and statement of income of Seller for the period ending on March 31, 1996. To the best of Seller's knowledge, each of such Financial Statements are true and correct in all material respects and are prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior periods; each of such balance sheets fairly present the financial condition of Seller as of its date; and each of such statements of income fairly present the results of operations for the period covered thereby.

               4.7. ABSENCE OF CERTAIN CHANGES. Since the date of the December 31, 1995 Balance Sheet, there has not been nor shall there be at Closing:

               (a) any change in the Assets, liabilities, sales, income, Business or business prospects of Seller or in any of its relationships with suppliers, or lessors, other than changes which were in the ordinary course of business.

               (b) any acquisition or disposition by Seller of any asset or property, except for sales of inventory in the ordinary course of business;

               (c) any damage, destruction or loss described in 3.21 above, whether or not covered by insurance, or any material change described in 3.24;

               (d) any incurrence by Seller of any obligations or liabilities, whether absolute, accrued, contingent or otherwise (including, without limitation, liabilities as guarantor or otherwise with respect to obligations of others), other than obligations and liabilities incurred for the purchase or sale of product in the ordinary course of business; or

               (e) any mortgage, pledge, or grant of lease, lien, security interest or other charge or encumbrance on any of the Assets.

               4.8. TITLE, COMPLETENESS AND CONDITION OF ASSETS. Except as set forth in SCHEDULE 4.8 hereto, the Assets constitute all of the assets and properties used or useful in the Business as carried on by Seller. As of the date of closing, Seller shall transfer to Buyer good and marketable title to the Assets, free and clear of all liens, pledges, charges, security interests, mortgages, encumbrances, or title retention agreements. All of the fixed Assets shall be in good operating condition and repair, and free of material defects. Seller owns no real property.

               4.9. ABSENCE OF UNDISCLOSED LIABILITIES. Except to the extent reflected or reserved against in the December 31, 1995 balance sheet of Seller previously delivered to Buyer or incurred in the ordinary course of business after December 31, 1995 and described in SCHEDULE 4.9 hereto, to the best of its knowledge Seller has no liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise (including, without limitation, liabilities as guarantor or otherwise with respect to obligations of others) and whether due or to become due, including, without limitation, any liabilities for taxes due or to become due. Seller shall deliver to Buyer a Closing as part of
Schedule 4.9 a listing of its aged payables, which shall be certified true and complete by an officer of Seller.

               4.10. TAXES. Seller has duly filed with the appropriate federal, state, local or other governmental agencies all of the income, sales, use, employment and other tax returns and reports required to be filed by it, and each of such returns and reports is correct and complete in all material respects. No waiver of any statute of limitations relating to taxes has been executed or given by Seller. Seller is not currently the beneficiary of any extension of time within which to file any such return or report. All taxes, assessments, fees and other government charges upon Seller or upon any of its properties, assets, revenues, income or franchises (whether or not shown on any such return or report) owed by Seller at Closing shall have been paid to the best of Seller's knowledge. No federal tax return of Seller is currently under audit by the Internal Revenue Service, and no other tax return of Seller is currently under audit by any other taxing authority. Neither the Internal Revenue Service nor any other taxing authority is now asserting to the best of Seller's knowledge or threatening to assert against Seller any deficiency or claim for additional taxes or interest thereon or penalties in connection therewith or any adjustment that would have a material adverse effect on Seller.

               4.11. LITIGATION, ETC. Except as set forth on SCHEDULE 4.11 hereto, no action, suit, proceeding or investigation (including but not limited to any products liability claim, action, suit or other proceeding) whether conducted by any judicial or regulatory body or other person, is pending or, to the knowledge of Seller, threatened against Seller (nor is there any basis therefor known to Seller) which questions any action taken or to be taken pursuant hereto or which might, either in any case or in the aggregate, materially adversely affect the Assets, Business, operations, affairs, or properties of Seller or materially impair the right or the ability of Buyer to carry on the Business substantially as now conducted.

               4.12. SAFETY, ZONING AND ENVIRONMENTAL MATTERS. To the best of Seller's knowledge, Neither the offices nor properties in or on which Seller carries on the Business nor the activities carried on therein are in material violation of any zoning, health or safety law or regulation, including, without limitation, the Occupational Safety and Health Act of 1970, as amended. Seller represents that, except as set forth in SCHEDULE 4.12 hereto:

               (a) Neither Seller nor any operator of its properties is in violation, or alleged violation, of any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including without limitation those arising under the Resource Conservation and Recovery Act ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, or any state or local statute, regulation, ordinance, order or decree relating to health, safety or the environment (hereinafter, collectively, "ENVIRONMENTAL LAWS"), which violation would have a material adverse effect on the environment or the Business, Assets or financial condition of Seller;

               (b) Seller has not received notice from any third party including without limitation any federal, state or local governmental authority, (i) that it has been identified by the United States Environmental Protection Agency ("EPA") as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B (1986);
(ii) that any hazardous waste as defined by 42 U.S.C. ss.6903(5), any hazardous substances as defined by 42 U.S.C. ss.9601(14), any pollutant or contaminant as defined by 42 U.S.C. 33) and any toxic substance, oil or hazardous materials or other chemicals or substances regulated by any Environmental Laws (collectively, "HAZARDOUS SUBSTANCES") which any one of them has generated, transported or disposed of has been found at any site at which a federal, state or local agency or other third party has conducted or has ordered that Seller conduct a remedial investigation, removal or other response action pursuant to any Environment Law; or (iii) that it is or shall be a named party to any claim, action, cause of action, complaint (contingent or otherwise) legal or administrative proceeding arising out of any third party's incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Substances;

               (c) (i) No portion of the property leased by Seller has been used for the handling, manufacturing, processing, storage or disposal of Hazardous Substances except in accordance with applicable Environmental Laws; and no underground tank or other underground storage receptacle for Hazardous Substances is located on such properties; (ii) in the course of any activities conducted by Seller on its leased properties, no Hazardous Substances have been generated or are being used on such properties except in accordance with applicable Environmental Laws; (iii) there have been no releases (i.e. any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping) or threatened releases of Hazardous Substances on, upon, into or from the properties of Seller, which releases would have a material adverse effect on the value of such properties or adjacent properties or the environment; (iv) to the best of the Seller's knowledge, there have been no releases on, upon, from or into any real property in the vicinity of the real properties leased by Seller which, through soil or groundwater contamination, may have come to be located on, and which would have a material adverse effect on the value of, the properties of Seller; and (v) in addition, any Hazardous Substances that have been generated on the properties leased by Seller have been transported off-site only by carriers having an identification number issued by the EPA and treated or disposed of only by treatment or disposal facilities maintaining valid permits as required under applicable Environmental Laws, which transporters and facilities have been and are, to the best of the Seller's knowledge, operating in compliance with such permits and applicable Environmental Laws; and

               (d) None of the properties leased by Seller are or shall be subject to any applicable environmental cleanup responsibility law or environmental restrictive transfer law or regulation by virtue of the transactions set forth herein and contemplated hereby, which would adversely affect the Assets or the Business of Buyer after the Closing.

               (e) The foregoing representations and warranties of Seller are strictly limited to real property it leases and controls and it shall have no responsibility for any other property owned by the Landlord.

               4.13. CONTRACTS. SCHEDULE 4.13 hereto sets forth a complete and accurate list to the best of Seller's knowledge of the Purchased Contracts, which shall include all contracts and other agreements to which Seller is a party or by or to which any of the Assets or properties of Seller is bound or subject. All of the contracts listed on SCHEDULE 4.13 are in full force and effect, and Seller is not in default under any of them, nor is any other party to any such contract in default thereunder, nor to the best of Seller's knowledge does any event or condition exist which after notice or lapse of time or both would constitute a default thereunder. Seller shall at closing have secured and delivered to Buyer the written consent, in form and substance satisfactory to Buyer and its counsel, to the consummation of the transactions contemplated by this Agreement by each party to any contract, commitment or obligation of Seller, under which such transactions would constitute a default, or would enlarge, accelerate, or modify any obligation of Seller or would permit cancellation of any such contract, and no approval or consent of any person is needed, which has not been obtained, in order that the contracts listed on
SCHEDULE 4.13 shall continue in full force and effect following the Closing. Seller has delivered to Buyer true, correct and complete copies of all such written contracts, together with all modifications and supplements thereto. Seller is obligated until 9/21/97 to use Catalyst Direct as its exclusive list manager and broker and Buyer agrees to make no claim against Seller under this Agreement as a result of this exclusive agreement with Catalyst. Buyer acknowledges that Seller's open purchase orders are not listed on any Schedule and may be too numerous to list. Seller shall exercise its best efforts at Closing to list open purchase orders at Closing. Buyer acknowledges that Seller's leases for real property are not listed on Schedule 4.13. Seller shall exercise its best efforts to obtain landlord's consent to the assumption by Buyer of the lease for its premises at 816 Sylvia Street.

               4.14.  EMPLOYEES; EMPLOYEE BENEFIT PLANS.

               (a) Seller's employees are not represented under any collective bargaining agreement, and there are no employment agreements in effect between Seller and any employee. SCHEDULE 4.14(a) sets forth the name and current annual salary and other compensation payable by Seller to each current employee (including but not limited to wages, salary, commissions, bonus, profit sharing, deferred compensation and other extra compensation).

               (b) Except for the arrangements set forth on SCHEDULE 4.14(b), Seller does not maintain or contribute to, and has not in the current or preceding six (6) calendar years maintained or contributed to, any pension, profit-sharing, deferred compensation, bonus, stock option, share appreciation right, severance, group or individual health, dental, medical, life insurance, survivor benefit, or similar plan, policy or arrangement, whether formal or informal, for the benefit of any director, officer, consultant or employee, whether active or terminated, of Seller, as applicable.

               (c) DELIVERY OF DOCUMENTS. Seller has heretofore delivered to Buyer true, correct and complete copies of each employee benefit plan of Seller listed on SCHEDULE 4.14(b).

               4.15. PURCHASED RIGHTS. SCHEDULE 4.15 sets forth a complete and accurate list of (a) all patents, trademarks, trade names and copyrights registered in the name of Seller or used or proposed to be used by Seller, all applications therefor, and all licenses and other agreements relating thereto, and (b) all written agreements relating to technology, know-how and processes which Seller has licensed or authorized for use by others. Except to the extent set forth in SCHEDULE 4.15, Seller owns or has the sole and exclusive right to use all patents, trademarks, trade names and copyrights used or necessary for the ordinary course of business as presently conducted, and the consummation of the transactions contemplated hereby will not alter or impair any such right. Seller has complied with all of its obligations of confidentiality in respect of the claimed trade secrets or proprietary information of others, and Seller does not know of any violation of such obligations or confidentiality as are owed to Seller to the best of Seller's knowledge. No employee, agent or consultant of Seller is subject to confidentiality restrictions in favor of any third person, the breach of which could subject Seller to any material liability. No notice of claims have been asserted, and no claims are pending, by any person regarding the use of any such trademarks, trade names, copyrights, technology, know-how or processes, or challenging or questioning the validity or effectiveness of any license or agreement, and there is no basis for such claim. The use by Seller of such patents, trademarks, trade names, copyrights, technology, know-how or processes does not infringe on the rights of any person.

               4.16. PURCHASED RECEIVABLES. All Accounts and notes receivable reflected on the December 31, 1995 balance sheet and the unaudited balance sheet included in the Financial Statements, and all accounts and notes receivable arising subsequent to the date of such balance sheets, have arisen in the ordinary course of business, represent valid obligations of Seller, and have been collected or are collectible in the aggregate recorded amounts thereof in accordance with their terms, subject only to the limited allowances for uncollectibility provided in Section 6.2 hereof. Purchased Receivables shall not include any loans to Seller's employees or shareholders, the amount of which, if any, shall be deducted from the purchase price and retained by Seller. At Closing, Seller shall deliver to Buyer a Schedule 4.16 setting forth a listing of the Seller's aged receivables, which shall be certified by an officer of Seller to be true and complete.

               4.17. INSURANCE AND PRODUCTS LIABILITY. SCHEDULE 4.17(a) lists the policies of theft, fire, liability (including products liability), worker's compensation, life, property and casualty and other insurance owned or held by Seller. There have been no products liability claims asserted or threatened to the best of Seller's knowledge against Seller, whether or not covered by insurance, at any time during the past five years.

               4.18. LICENSES, PERMITS, GOVERNMENTAL CONSENT. Seller has and maintains all licenses, permits or other authorizations from any governmental agency necessary or desirable for the conduct of the Business or in connection with the ownership or use of its Assets or other properties, all of which are listed on SCHEDULE 4.18 and are in full force and effect. True and complete copies of all such licenses, permits and authorizations relating to the Business, Assets or other properties of Seller have previously been delivered to Buyer by Seller. No consent, approval or authorization of or registration, designation, declaration or filing with any governmental authority, federal or other, on the part of Seller, is required in connection with the consummation of any transactions contemplated hereby.

               4.19. PURCHASED INVENTORIES. The Purchased Inventories, which consist of retail products, catalogs, are maintained in amounts consistent with Seller's historic requirements, are in usable and saleable condition in the ordinary course of the Business, and at the Closing, the value of the Purchased Inventories, at Seller's cost, shall be not less than $250,000.

               4.20. SUPPLIERS AND CUSTOMERS. To the best of Seller's knowledge,
SCHEDULE 4.20 sets forth the ten (10) largest suppliers of Seller as of the date hereof. The relationships of Seller with each of its suppliers are good commercial working relationships and no supplier of material importance to Seller has canceled or otherwise terminated, or threatened in writing to the best of Seller's knowledge to cancel or otherwise to terminate, its relationship with Seller or has during the last 12 months decreased materially, or threatened to decrease or limit materially, its services, supplies or materials to Seller other than in the ordinary course of business except for normal cyclical changes related to customers' businesses. Seller has no knowledge that any such supplier or customer intends to cancel or decrease materially or limit its services, supplies or materials to Seller or its usage or purchase of Seller's services or products.

               4.21. BOOKS OF ACCOUNT; RECORDS. Seller's general ledgers and other material corporate records, as the same may relate to the Assets, Business, properties and contracts are, in all material respects, complete and correct, and have been maintained in accordance with prudent business practices.

               4.22. BROKERS. No finder, broker, agent or other intermediary has acted for or on behalf of Seller or the Shareholders in connection with the negotiation or consummation of the transactions contemplated hereby.

               4.23. COMPLIANCE WITH OTHER INSTRUMENTS, LAWS, ETC.. Seller has complied with, and is in substantial compliance with, (a) all laws, statutes, governmental regulations and all judicial or administrative tribunal orders, judgments, writs, injunctions, decrees or similar commands applicable to the Business, and (b) all unwaived terms and provisions of all contracts, agreements and indentures to which Seller is a party, or by which Seller or any of the Assets or Business may be subject. Seller has not committed, been charged with, or been under investigation with respect to, nor does there exist, any violation by Seller of any provision of any federal, state or local law or administrative regulation, which violation would adversely affect the Assets or the Business after the Closing.

               4.24. DISCLOSURE. To the best of Seller's knowledge, no representation or warranty by Seller and Shareholders in this Agreement or in any exhibit, schedule, written statement or other document delivered to Buyer pursuant hereto or in connection with the consummation of the transactions contemplated hereby, contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements contained therein not false or misleading. There is no fact relating to the Business, Assets or condition of Seller known to Seller or Shareholders which Seller of Shareholders have not disclosed to Buyer in writing which might materially adversely affect the Business, Assets or condition (financial or other) of Seller or the ability of Seller to perform this Agreement or any of the transactions contemplated hereby. Disclosure in any Schedule or Exhibit constitutes disclosure for all purposes herein.

               5. REPRESENTATIONS AND WARRANTIES OF BUYER. Buyer and Buyer Shareholders represent and warrant to Seller as follows:

               5.1. ORGANIZATION AND STANDING OF BUYER. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio and has all requisite corporate power and authority to own or lease and operate its properties and to carry on its business as now conducted. Buyer has delivered to Seller complete and correct copies of its Articles of Incorporation and Code of Regulations and all amendments thereto.

               5.2. CORPORATE POWER OF BUYER, BINDING EFFECT ON BUYER; NO CONFLICTS. Buyer has all requisite power and full legal right to enter into this Agreement and to perform all of its agreements and obligations hereunder in accordance with their terms.

This Agreement has been duly authorized, executed and delivered by Buyer and (assuming due execution and delivery by Seller) constitutes the legal valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, subject only to the effects of bankruptcy, insolvency and similar laws of general application. Neither the execution, deliver or performance by Buyer of this Agreement will result in any violation of or default under or in conflict with the Articles of Incorporation or the Code of Regulations of Buyer, or of any agreement, instrument, statute, rule or regulation, or of any judgment, injunction, decree, award or order of any court or state or federal governmental or regulatory body, binding on or applicable to Buyer.

               5.3. BROKERS. No broker, finder, agent or other intermediary has acted for or on behalf of Buyer in connection with the negotiation or consummation of this Agreement, or the transactions contemplated hereby.

               5.4. LITIGATION, ETC. There is no action, suit, proceeding or investigation (whether conducted by any judicial or regulatory body or other person) pending or, to the knowledge of Buyer, threatened against Buyer (nor is there any basis therefor known to Buyer) which questions any action taken or to be taken pursuant hereto.

               5.5. DISCLOSURE. No representation or warranty by Buyer in this Agreement, written statement, or other document delivered to Seller pursuant hereto or in connection with the consummation of the transactions contemplated hereby, contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements contained therein not false or misleading.

               5.6 FINANCING. Buyer shall exercise its best efforts during the term hereof to obtain financing sufficient to close the purchase. Buyer shall inform Seller within three business days of obtaining a binding written commitment for financing and in the event of a public offering to finance the purchase, notify Seller within three business days of filing a registration statement for public sale of securities.

               6. OTHER AGREEMENTS.

               6.1. BULK SALES LAW. For the types of liabilities and payables assumed as of Closing, Buyer shall pay and discharge as they become due such liabilities to creditors entitled to assert claims against Buyer as the transferee of the Assets. Seller shall indemnify and hold Buyer harmless against any loss, damage, or expense, including reasonable attorneys' fees and court costs incurred by Buyer as a result of or attributable to the parties' failure to comply with any applicable Bulk Transfers Act, to the extent that any such losses, damages or expenses relate to unassumed liabilities or exceed the assumed amounts.

               6.2. UNCOLLECTIBILITY OF ACCOUNTS RECEIVABLE. With respect to the Purchased Receivables, the parties agree to the following terms that limit Buyer's losses in the event that the Purchased Receivables are not collectable by Buyer in the ordinary course of business:

               (a) Buyer shall be reimbursed by Seller for any Purchased Receivables that are not collectable by Buyer in the ordinary course of business with reasonable diligence, to the extent such uncollected amount exceeds Ten Thousand Dollars.

               (c) Seller hereby appoints Buyer its true and lawful attorney-in-fact to collect all accounts receivable in Seller's name and to apply the proceeds to Buyer's use in accordance with this Section 6.2. Buyer shall exercise reasonable and prudent efforts to collect any accounts receivable. Buyer shall not be required to initiate litigation, engage collection agencies or take other extraordinary measure in connection with the collection of such accounts receivable. Seller shall have the right to collect any accounts receivable deemed uncollectible by Buyer and retain any amounts collected thereon.

               (d) Any future collection on accounts receivable that have been the subject of reimbursement to Buyer under (a), (b) or (c) above will belong to Seller. Buyer shall remit to Seller payments of such accounts promptly after payment is received by Buyer. Buyer shall not be obligated to Seller with respect to such accounts receivable except to the extent Buyer receives payment therefore, and Buyer will render any reasonable assistance possible in such collection.

               (f) If in the course of collecting Purchased Receivables, Buyer receives any payments from accounts that were written off by Seller prior to Closing, these payments (net of service charges and normal customer credits) shall be used as a credit against the payments due Buyer described in (a), (b) or (c) above.

               6.3. EMPLOYMENT AGREEMENTS. Each of the persons listed on
SCHEDULE 6.3 hereto shall on the date of this Agreement enter into an employment agreement with Buyer contingent upon Closing, in the form attached hereto as EXHIBIT D, and such agreements shall be in full force and effect as of the date of Closing.

               6.4. CONSULTING AND NON-COMPETITION AGREEMENTS. Each of the Shareholders shall enter into consulting and non-competition agreements with Buyer, and such agreements shall be in full force and effect as of the date of Closing, in substantially the form and with the terms set forth on EXHIBIT E attached hereto, which include:

               (a) As to Jane Martin, a two year consulting and non-competition agreement at $65,000 per year of employment, with a three year non-competition period following termination of employment; and,

               (b) As to Daniel Martin, a three year non-competition agreement at $200 per year.

               6.5. COOPERATION AND FURTHER ASSURANCES. Seller agrees that it will execute and deliver to Buyer any and all documents in addition to those expressly provided for herein that may be necessary or appropriate to effectuate the provisions of this Agreement, whether before, on or after the date hereof. Seller further agrees that at any time and from time to time after the Closing hereof, it will execute and deliver to Buyer such further assignments or other written assurances as Buyer may reasonably request to perfect and protect Buyer's title to the Assets. The parties mutually agree to cooperate with each other to any extent reasonably required in order to fully accomplish the transaction herein contemplated and put Buyer in possession and control of the Assets.

        In particular, Seller agrees to cooperate with Buyer and Buyer's agents at any time prior Closing for the purpose of allowing Buyer to audit the financial statements of Seller or the Purchased Assets for its financial statement purposes. Seller shall allow Buyer and its agents reasonable access to its premises, records and personnel for the foregoing purpose. However Buyer will not unreasonably interfere with Seller's business during such period of access.

               6.6. CONFIDENTIALITY. Seller and Buyer hereby agrees to safeguard and maintain the confidentiality of any and all non-public information relating to the Assets and the Business from and after the date of this Agreement and agrees that it will not disclose or use such information for its own or another's benefit or for any other purpose. The previously signed non-disclosure agreement between the parties shall remain in force up to closing, except as otherwise provided herein. Seller agrees that Buyer may utilize such information from Seller as reasonably required in connection with Seller's obtaining financing for this transaction.

               6.8. NAME CHANGE. Promptly after the date of Closing, Seller agrees to take all necessary steps to change its name from "The Natural Baby Company, Inc." to a name which does not incorporate the phrases, "Natural" or "Natural Baby" or any variation thereof. Seller will have the necessary name changes completed in the records of the New Jersey Secretary of State no later than three (3) days after the Closing hereof. Seller agrees not to use the name "Natural" or "Natural Baby" or any variation thereof after the date of this Agreement in any way contrary to the interests of Buyer or the terms of this Agreement.

               7. INDEMNIFICATION.

               7.1. INDEMNITY OF SELLER AND SHAREHOLDERS. Seller and Shareholders, jointly and severally, hereby agree to defend, indemnify and hold Buyer harmless from, against and with respect to any and all claims, liabilities, losses, damages, costs and expenses, (particularly all products liability claims arising out of Seller's operation of the Business prior to the date hereof, and all liability of any kind for violations of environmental law or regulations arising out of Seller's operation of the Business prior to the date hereof) including without limitation the reasonable fees and disbursements of counsel, incurred by Buyer and any and all claims asserted or threatened against Buyer by a third party, related to or arising directly out of: any material inaccuracies in any representation or warranty made by Seller or Shareholders in or pursuant to this Agreement, or in any schedule delivered to Buyer pursuant to this Agreement by Seller; any failure by Seller or Shareholders to disclosed in writing to Buyer any fact, disclosure of which is required or necessary in order to make any of such representations or warranties not materially false or misleading; or any failure or breach by Seller or Shareholders of any covenant, obligation, or undertaking made by it or them in this Agreement or any agreements entered into in connection with this Agreement.

               7.2. INDEMNITY OF BUYER. Buyer AND BUYER SHAREHOLDERS hereby agree to defend, indemnify and hold Seller harmless from, against and with respect to any and all claims, liabilities, losses, damages, costs and expenses, including without limitation the fees and disbursements of counsel, incurred by Seller, and any and all claims asserted or threatened against Seller by a third party, related to or arising directly out of any inaccuracies in any representation or warranty made by Buyer in or pursuant to this Agreement, any failure by Buyer to disclose in writing to Seller any fact, disclosure of which is required or necessary not false or misleading, or the failure or breach by Seller of any covenant, obligation, or undertaking made by Buyer in this Agreement or any agreements entered into in connection with this Agreement.

               7.3. CLAIMS. If any third party shall notify any party hereto (the "Indemnified Party") with respect to any matter which may give rise to a claim for indemnification against any other party hereto (the "Indemnifying Party") under this Section 7, then the Indemnified Party shall notify that Indemnifying Party thereof promptly; provided, however, that, no delay on the part of the Indemnified Party in notifying the Indemnifying Party shall relieve the Indemnifying Party from any liability or obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is damaged. In the event within THIRTY (30) days of receipt of notice of a claim from the Indemnified Party the Indemnifying Party notifies the Indemnified Party, that
(i) the Indemnifying Party is assuming the defense thereof and (ii) the Indemnifying Party is obligated hereunder to indemnify the Indemnified Party with respect to such claim, then (A) the Indemnifying Party may defend the Indemnified Party against the matter with counsel of its choice satisfactory to the Indemnified Party and (B) the Indemnified Party may retain separate co-counsel subject to direction of Counsel of Indemnifying Party at its sole cost and expense (except that the Indemnifying Party will be responsible for the fees and expenses of the separate co-counsel to the extent the Indemnified Party concludes that the counsel the Indemnifying Party has selected has a conflict of interest), (C) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the matter without the written consent of the Indemnifying Party (not to be withheld unreasonably) and
(D) the Indemnifying Party will not consent to the entry of any judgment with respect to the matter, or enter into any settlement which does not include a provision whereby the plaintiff or claimant in the matter releases the Indemnified Party from all liability with respect thereto, without the written consent of the Indemnified Party. In the event the Indemnifying Party fails to notify the Indemnified Party within THIRTY (30) days after receiving notice of a claim from the Indemnified Party THAT the Indemnifying Party is assuming the defense thereof, however, THEN the Indemnified Party may defend against, or enter into any settlement with respect to, the matter in any manner it may deem appropriate.

7.4. CERTAIN LIMITATIONS. The liability of Seller or Buyer, as applicable, for claims under this Agreement shall be limited by the following:

        (a) except for obligations in respect of payment of taxes and compliance with ERISA requirements which shall continue for their respective statutory periods following the closing Date, the representations in Sections 4.1, 4.2, 4.3, 4.4, 4.5, 4.6, 4.7, 4.8, 4.9, 4.11, 4.13, 4.14, 4.15, 4.16, 4.17, 4.18,
4.19, 4.20, 4.21, 4.22, 4.23, 4.24, 5.1, 5.2, 5.3, 5.4, 5.5 and 5.6
shall continue for two (2) years following the Closing Date, Seller shall have no further obligations under this Article 7.4 or this Agreement or otherwise, except for Damages in each case with respect to which the Buyer Indemnitee has given Seller written notice prior to such dates.

        (b) The amount of Damages otherwise recoverable under this Article 7.4 shall be reduced to the extent to which any Federal, state, local or foreign tax liabilities of the Seller Indemnitee or Buyer Indemnitee, as applicable, or any of their respective Affiliates is decreased by reason of any Damage in respect of which such Seller Indemnitee or Buyer Indemnitee, as applicable, shall be entitled to indemnity under this Agreement.

        (c) No Damages shall be recoverable by a Seller Indemnitee or Buyer Indemnitee with respect to any matter which is covered by insurance, to the extent proceeds of such insurance are paid to a Seller Indemnitee or a Buyer Indemnitee, as applicable.

        (d) (i) Except as provided in Section 7.4(b), (c), (e) hereof which in each case shall not be subject to the limitations of this Section 7.4 d (i), no claim or claims shall be asserted by a Seller Indemnitee or Buyer Indemnitee pursuant to the provisions of this Article 7.4 unless the amount of such Indemnitee's Damages equals at least $15,000; and no Indemnitee shall be entitled to recover any amount less than $15,000.

               (ii) The aggregate amount of Damages recoverable pursuant to the provisions of Article 7.4 by all Buyer Indemnitee shall be limited to the aggregate of the Cash portion of the Purchase Price received by Seller on the Closing Date and the amount in cash received by Seller pursuant to the Promissory Note in the aggregate.

        (e) No Damages shall be asserted by any Buyer Indemnitee which arise out of facts, circumstances or conditions which are disclosed in this Agreement or any Schedule or Exhibit hereto or which any Buyer Indemnitee had actual knowledge on or before the Closing Date.

        (f) No Damages shall be asserted by any Buyer Indemnitee or Seller Indemnitee for consequential damages arising from any breach of this Agreement, unless such breach was made intentionally, wantonly or recklessly.

        (f) Notwithstanding anything to the contrary contained in this Agreement, Buyer shall not be entitled to indemnification under Article 7.4 for any Damages to the extent that Buyer receives at or after the Closing an adjustment to the Purchase Price for such Damages by reason of Article 2.33, 2.5, 2.6, and 2.7 hereof.

               8. GENERAL PROVISIONS.

               8.1. SURVIVAL AND MATERIALITY OF REPRESENTATIONS. Each of the representations, warranties and agreements made by the parties hereto shall survive the Closing, however, the liability shall be limited as provided in
Section 7.4 above. Each of the representations, warranties and agreements made by the parties hereto shall be deemed made at Closing hereof. All statements contained in any instrument delivered by or on behalf of Buyer, Seller or Shareholders pursuant hereto or in connection with the transactions hereby contemplated shall constitute representations and warranties by each such person making such statement.

               8.2. EXPENSES AND FEES. Buyer and Seller will each bear their own costs and expenses (including all fees of lawyers, accountants and other professionals engaged by them) incurred in connection with this Agreement, and the transactions contemplated hereby.

               8.3. NOTICES. Any notice expressly provided for under this Agreement shall be in writing, shall be given either manually or by written mail, cable, or by reputable overnight courier, and shall be deemed sufficiently given when received by the party to be notified at its address set forth below or, if mailed by registered mail, postage prepaid, five (5) days after deposit in the mail, in each case addressed to such party at such address. Any party or any representative designated below may, by notice to the others, change its address for receiving such notices.

               If notice is to Buyer:

                      DUNCAN HILL CO., LTD.
                      7245 Whipple Avenue, N.W.
                      North Canton, Ohio  44720

                      Attn:  Mr. William l. Miller
                      Telephone:   (330) 494-2323
                      Telecopier:  (330) 481-0265

                      with a copy to:

                      Dinsmore & Shohl
                      175 S. Third Street, Suite 1000
                      Columbus, Ohio  43215
                      Attention:  David G. LeGrand Esq.
                      Telephone:  (614) 628-6880
                      Telecopier: (614) 628-6890

               If notice is to Seller or Shareholders, by single notice to:

                      The Natural Baby Company
                      816 Silvia Street, 800 B-S
                      Trenton, NJ 08628-3299
                      Telephone:  (609) 771-9233
                      Telecopier:  () ___________

                      with a copy to:

                      Daniel Martin
                      475 Wall Street

                      Princeton, New Jersey 08450
                      Telephone:  ()
                      Telecopier: ()

               8.4. ENTIRE AGREEMENT. This Agreement (including the documents referred to herein) constitutes the entire agreement between the parties hereto and supersedes any prior understandings, agreements, or representations by or between the parties except that confidentiality agreement signed by Buyer shall survive, written or oral, that may have related in any way to the subject matter hereof.

               8.6. ASSIGNMENT AND BENEFITS OF AGREEMENT. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors but may not be assigned by any of the foregoing without the written consent of the others, provided, however, that Buyer may assign this Agreement prior to Closing to a wholly owned subsidiary in the case of such assignment Duncan Hill Company, Ltd. will guarantee performance of this Agreement. Nothing in this Agreement, express or implied, is intended to confer upon any person other than the parties hereto and their said successors and permitted assigns, any rights under or by reason of this Agreement.

               8.7. GOVERNING LAW. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New Jersey.

               8.8. COUNTERPARTS. This Agreement may be executed by the parties in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

               8.9. SECTION HEADINGS. All enumerated subdivisions of this Agreement are herein referred to as "section " or "subsection." The headings of sections or subsections are for reference only and shall not limit or control the meaning thereof.

               8.10. PUBLIC STATEMENTS OR RELEASES. The parties hereto each agree that no party to this Agreement shall make, issue or release any announcement, statement or acknowledgment, whether to the public generally, or to employees, suppliers or customers, of the existence of, or reveal the status of, the transactions provided for herein, without first obtaining the consent of the other party hereto. Nothing contained herein shall prevent any party from making such public announcements as such party may consider necessary in order to satisfy such party's legal or contractual obligations.

               8.11 Jane Martin hereby consents to the use by Seller of her name in connection with the business until the catalogs purchase with the Assets are exhausted or her Consulting Agreement expires, whichever occurs first.

               8.12 Seller agrees to exercise its best efforts to cooperate with Buyer's efforts to obtain financing and hereby consents to inclusion of its name, description of business and assets and financial information in the event such information is required in connection with Buyer's financing.

               IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

                                     BUYER:

                                            Duncan Hill Company, Limited

                                            By:  /s/ WILLIAM L. MILLER
                                                -----------------------------
                                            Title: President

                                            /s/ WILLIAM L. MILLER
                                            ---------------------------------
                                            William L. Miller, individually

                                            /s/ JEANNE MILLER
                                            ---------------------------------
                                            Jeanne Miller, individually



                                            SELLER:


                                            The Natural Baby Company, Inc..

                                            By: /s/ DANIEL MARTIN
                                                -----------------------------
                                            Title: President

                                            /s/ DANIEL MARTIN
                                            ---------------------------------
                                            Daniel Martin, Individually

                                            /s/ JANE MARTIN
                                            ---------------------------------
                                            Jane  Martin, Individually

                                 SCHEDULE 1.1(a)

                                  FIXED ASSETS
                          as of 12/31/95 Balance Sheet



Computer                  $57,665.94

                                             $35,988.55 depreciated

Telephone System          $ 5,554.41

                                             $ 4,731.00 depreciated

Software Dyd/Manz         $ 7,331.17

                                             $5,928.48 depreciated

Furniture/Other           $ 4,499.00

                                             $ 4,436.52 depreciated

Automobile                $16,935.76

                                             $ 7,047.73 depreciated

                              SCHEDULE 1.1(e) + 4.8


                                 EXCLUDED ASSETS
                                  As of 5/3/96


               A/R    Steve Craig       $15,000.00

               A/R    100% Cotton       $12,012.54

               A/R    Shareholder       $10,899.39

               A/R    Sue Pratt         $10,442.63

                                  SCHEDULE 1.2


                                   LIABILITIES
                           As of 3/31/96 Balance Sheet


               Credit Line         N.J. National $40,000.00

               Corp. Tax Payable   $5,000.00

               Net A/P             $249,103.08

               Loan   Gramma Eve   $52,927.39

               Loan   Gramma Lois  $84,454.93

               Loan   Julia        $6,771.57

               Loan   Gramma Sue   $37,128.88

               Loan   Sarah        $10,883.28

               Loan   David        $13,734.19

               Store Lease - Gale and Wentworth

               Office Warehouse Lease - Baker Properties

                                  SCHEDULE 4.11



        Audit by New Jersey Department of Labor

        Appeal by Stephen Craig of Decision Denying Unemployment for Gross Misconduct

                                  SCHEDULE 4.13


                               PURCHASED CONTRACTS

        12/5/93       Store Lease Gale and Wentworth

        8/23/93       Office and Warehouse Lease Baker Properties

        8/26/95       General Liability Insurance Smith Insurance

        9/21/95       List Management and Broker Agreement Catalyst Direct

        2/15/94       Maintenance Agreement Linc Service

        2/3/95        ATX Phone Agreement ATX

        9/9/94        New England Employee Health Plan New England Insurance

        3/13/96       Marketing and Sales Agreement Intermont

        4/22/96       Printing Contract American Signature

        8/3/93        Shipping  UPS

        -/1/96        Collection (prepaid) Transworld Systems

        -/7/96        Internet Website Letter Agreement Parents Place

        Undated       Hold Harmless Agreement Lew Jan Textiles

        -/15/96       Marketing Agreement Saido Design

        -/11/94       Credit Card Processing DMGT Corp.

        3/2/96        Catalog Request Fulfillment QuikPak

        1/28/95       Advertising Insertion Order Parenting Magazine

        -/2/95        Advertising Contract Mothering Magazine

        8/25/95       Advertising Contract Childs Magazine

        11/28/95      Insertion Order Baby Talk

                             SCHEDULE 4.13 Continued

        2/12/96       Contract Baby Magazine

        10/3/95       Insertion Order American Baby

        4/22/96       NCOA Processing Agreement USPS

        4/3/96        Catalog Distribution Lamaze Institute

        5/7/96        Names from Data Base Data Base Anorrca

                                SCHEDULE 4.14(a)

                            COMPENSATION TO EMPLOYEES

                          HOURLY
                      PROFIT SHARE = PS
EMPLOYEE              #  HEALTH INS. = H

------------------------------------------------
882-6949                PS 5%, 14.00

------------------------------------------------
737-6954                15.38

------------------------------------------------
883-7167                PS 1%, 10.00

------------------------------------------------
530-0194                H, 9.00

------------------------------------------------
215-493-6835            H, 8.50

------------------------------------------------
215-736-3020            H, 6.25

------------------------------------------------
908-704-9129            6.75

------------------------------------------------
883-2650                PS 1%, 8.00

------------------------------------------------
466-0527                PS 1%, 7.69

------------------------------------------------
737-2122                H, 8.00

------------------------------------------------
466-0527                6.75

------------------------------------------------
466-3227                PS 1%, 8.20

------------------------------------------------
581-4791                8.10

------------------------------------------------
261-3390                6.50

------------------------------------------------
406-0760                6.50

------------------------------------------------
882-0719                8.50

------------------------------------------------
530-0961                7.00

------------------------------------------------
386-6548                7.50

------------------------------------------------
737-0112                8.25

------------------------------------------------
215-321-1522            7.00

------------------------------------------------
737-7622                7.25

------------------------------------------------
737-2413                7.50

------------------------------------------------
882-3576                6.50

------------------------------------------------
538-1074                8.50

------------------------------------------------
397-8830                7.25

------------------------------------------------
883-1109                7.50

------------------------------------------------
215---------            ---

------------------------------------------------
730-9288                6.25

------------------------------------------------
771-9206                7.75

------------------------------------------------
737-9438                8.00

------------------------------------------------
883-6153                6.25

------------------------------------------------
882-8141                6.25

------------------------------------------------
882-1191                7.00

------------------------------------------------
239-1756                H, 7.50

------------------------------------------------
Joyce                   6.00

------------------------------------------------
393-4922                8.00

------------------------------------------------
737-3647                6.75

------------------------------------------------
392-0541                6.50

------------------------------------------------
683-0672                H, 7.25

------------------------------------------------
466-4702                6.50

------------------------------------------------
466-0440                H, 7.25

------------------------------------------------
215-295-0261            6.50

------------------------------------------------
394-3129                6.50

------------------------------------------------
882-7875                6.75

------------------------------------------------
530-0194                H, 6.00

------------------------------------------------
396-0198                6.25

------------------------------------------------
394-0599                6.00

------------------------------------------------
219-7277                6.75

------------------------------------------------
215-428-0601            6.50

------------------------------------------------
737-0451                6.50

------------------------------------------------
586-7297                6.50

------------------------------------------------
882-2861                6.25

------------------------------------------------
376-1612                6.25

------------------------------------------------
538-0831                7.25

------------------------------------------------
882-1401                5.50

------------------------------------------------
393-4240                H, 9.50

------------------------------------------------
737-1519                6.00

------------------------------------------------
oc                      6.00

------------------------------------------------
Chris N. deposit        8.20

------------------------------------------------
STORE

------------------------------------------------
MaryAnn                 6.50

------------------------------------------------
Fuller                  8.10

------------------------------------------------
Caroline                6.75

------------------------------------------------
Annelie                 7.00

------------------------------------------------

------------------------------------------------

------------------------------------------------

------------------------------------------------

------------------------------------------------

------------------------------------------------

------------------------------------------------

                                SCHEDULE 4.14(b)


                         CONTRIBUTIONS TO BENEFIT PLANS


I. Employees who meet the following criteria are eligible for health insurance through New England Insurance:

        (1)    Must be employed for a minimum of 6 months;

        (2)    Must work at least 25 hours/wk;

        (3)    Co-pay

               (a)    25-32 hr/wk = $25/wk co pay
               (b)    32-39 hr/wk = $20/wk co pay
               (c)    40 hr/wk = $15/wk co pay

        Coverage is for the employee only. Coverage for dependents is available, but is fully paid by employee.

II. Selected employees who have been employed in good standing for at least 3 years and continue to be employees in good standing at the end of the calendar year (see Schedule 4.14(a)) must be eligible for profit sharing. This is non-contributory.

                                  SCHEDULE 4.15


                 LIST OF PATENTS, TRADEMARKS, TRADE NAMES, ETC.

        Servicemark - Natural Baby Co., Inc. with logo, filed 4/27/90, registration number 1,644,016 5/7/9-

        Trademark - Design of rainbow diaper, filed 1/9/90, registration number 1,627,263, 12/11/90

        Trademark - "Rainbow" used with cloth diapers, filed 1/8/90, registered 10/1/91, registration number 1,659,002

                                SCHEDULE 4.17(a)


                              POLICIES, FUNDS, ETC.

        Smith Insurance (Continental) expiration 8/26/96
               General liability $2,000,000.00 limit

                                  SCHEDULE 4.18


                        LICENSES, PERMITS, AUTHORIZATIONS

        New Jersey Sales Tax Certificate of Authority effective 3/1/88

        Sales and Use Tax Certificate of Authority 12/21/93

                                  SCHEDULE 4.20

            [REDACTED FOR REASON OF CONFIDENTIALITY AND TRADE SECRET]